Exhibit 99.1
MERCANTILE BANCORP DECLARES REGULAR QUARTERLY CASH DIVIDEND
Board of Directors Approves 3-2 Stock Split
Quincy, Illinois, November 20, 2007 — Mercantile Bancorp, Inc. (AMEX: MBR) announced today that its board of directors declared a quarterly cash dividend of 9 cents per share. The dividend is payable December 15, 2007 to shareholders of record at the close of business on December 1.
This dividend is the eighth consecutive quarterly payment since the change in the company’s policy that increased the quarterly dividend amount and eliminated the practice of paying a special year-end dividend, and the fourth at the current quarterly rate of 9 cents. Mercantile noted that it has increased its dividend rate twice since the policy went into effect. The board of directors considers the matter of dividends on a quarterly basis based on its assessment of the company’s financial performance.
“Mercantile is committed to offering its shareholders an investment that combines growth and dividend income,” noted Ted T. Awerkamp, president and CEO. “It is significant that in a challenging economic environment, our performance has enabled us to continue returning a portion of earnings to our shareholders as dividends.”
The board also approved a three-for-two split of the company’s common stock. The company said it has 12 million shares of common stock authorized with 5,806,485 shares outstanding, and 118,305 shares in treasury. The split would increase the number of outstanding to 8,709,727, and 177,457 treasury shares. Shareholders of record as of December 17 will receive additional shares on December 28. The par value of the common stock will be reduced to reflect the stock split. Fractional shares created by the split will be paid in cash.
“Part of our continuing evolution as a publicly traded company is to facilitate trading of MBR shares and make our stock increasingly accessible to investors,” Awerkamp said. “In June 2006 we conducted a three-for-one stock split to enhance liquidity and re-set our per-share price at a level we felt was more attractive to individual investors and small-lot purchasers, and that worked out well.
“Our stock has appreciated since the June 2006 action, reflecting Mercantile’s growth and performance. We believe it’s an appropriate time to once again increase our common shares and also to keep them in a price range investors have found appealing. This current split will bring the number of outstanding shares closer to parity with banks our size.”
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of three banks in Illinois, three banks in Missouri and one bank in each of Kansas and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. In addition, the Company has minority investments in 10 community banks in Missouri, Georgia, Florida, North Carolina, Colorado, California and Tennessee. Further information is available on the company’s website at www.mercbanx.com.
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Forward-Looking Statements
This release contains information and “forward-looking statements” that relate to matters that are not historical facts and which are usually preceded by the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties. Because of these and other uncertainties, our actual results may be materially different from those described in these forward-looking statements. The forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.
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